EXHIBIT 99.1
Annual Meeting Script
Casey’s General Stores, Inc.
September 18, 2015

SLIDE 1—ANNUAL MEETING
Good morning ladies and gentlemen, and welcome. I’m Bob Myers, Chairman & CEO of Casey’s General Stores and I am pleased to welcome you to our 2015 annual shareholders meeting. I will now call this meeting to order.
The entire Casey’s team appreciates you coming to learn more about the results of fiscal 2015 and the Company’s expectations for fiscal 2016 and beyond.
[Brief pause.]
At this time, let me introduce the other members of your board of directors. Our talented board provides valuable guidance and energy each year that helps Casey’s continue to build shareholder value. Will each of the nominees and board members please stand as I call your name and remain standing until all are introduced?
Bill Kimball—Bill is the retired Chairman and CEO of Medicap Pharmacy, Inc. and is the Lead Director of Casey’s Board.
Richard Wilkey— Richard is a management and development consultant to various companies in the Midwest, the former City Manager of Des Moines, and was previously an executive for the Weitz Corporation and its subsidiaries.
Diane Bridgewater— Diane is the Executive Vice President, Chief Financial and Administrative Officer of Life Care Companies.
Jeff Lamberti—Jeff is the former President of the Iowa Senate and current President and Managing Shareholder with the law firm of Lamberti, Gocke, & Luetje, P.C. Jeff is not with us this morning because he is attending the swearing in ceremony of his daughter to the Iowa Bar. I think we can excuse him for that.
Lynn Horak – Lynn is the past Chairman of Wells Fargo Regional Bank.
Johnny Danos—Johnny is the retired President of the Greater Des Moines Community Foundation and now the Director of Strategic Development for LWBJ, LLP.
Larree Renda – Larree is a retired Executive Vice President of Safeway Inc.
Terry Handley – This is Terry’s first year on the ballot. He is our current President and Chief Operating Officer. Terry has been with the Company for 34 years and has served in a variety of roles during that time. Terry will also be my successor to the CEO position when I retire at the end of fiscal 2016.
Please join me in thanking these dedicated individuals who work very hard representing the best interests of all of us, the shareholders. [Step back from microphone, begin applause, return to microphone when it subsides.]

At this time I would like to recognize our longest serving Board member in the Company’s history, and a good friend to all of us, Ken Haynie. Ken has officially been on our Board of Directors since 1987, however his history with Casey’s goes far beyond that. He was the Lamberti family attorney dating back to the early 1960’s, and was formerly a member of the Des Moines based firm Ahlers and Cooney for many years. Ken’s service on the Board ends with this annual meeting, and we will certainly miss the valuable guidance he has provided to Casey’s over the years. Ken has been, and will always be, an outstanding Director.
Please join me in thanking Ken for his remarkable service.
[Step back from microphone, begin applause, return to microphone when it subsides.]

There are some special guests with us this morning who also work very hard on our behalf. Please stand when I call your name and remain standing until all are introduced.
Jerry Borowick—Jerry is a partner with KPMG, the independent public accounting firm which audits Casey’s.
Bill Noth—Bill is our securities counsel and is a member of the Ahlers & Cooney firm.

Charlie Zade—Charlie is representing our transfer agent and registrar, Computershare Trust Company, and is serving as inspector of the election.
Thank you all for your assistance.
[Pause]
The Secretary has reported receipt of Computershare’s affidavit that notice of this annual meeting, the proxy statement, the form of proxy and the annual report were mailed to shareholders on August 7, 2015.
In addition, our Secretary has reported that a certified list of the holders of the Company’s common stock, at the close of business on July 27, 2015, the record date for this meeting, was prepared and certified by Computershare. The list of shareholders and these other documents will be filed with the records of the Company.
At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the meeting shall constitute a quorum. We have been advised by Computershare that a quorum is present at this meeting. I therefore declare this meeting open for business.
As set forth in the notice sent to each of the shareholders of the Company, the business of this meeting includes three items: a) To elect three Class 2 directors for terms expiring in 2018; b) To ratify the appointment of KPMG LLP as Casey’s independent auditor for the fiscal year ending April 30, 2016 and c) To hold an advisory vote on our named executive officer compensation.

The Company is nominating the three directors listed in our proxy statement. They are Bill Kimball, Richard Wilkey, and Terry Handley. The Company has not received notice of any other nominees, and therefore I declare the nominations closed. We will also vote at the same time on the proposal to ratify appointment of the Company’s independent auditors and on the advisory vote concerning executive compensation. The Company has not received any other shareholder proposals.

I now declare the polls open for voting. As a reminder, if you have already voted by mail, phone or internet, you do not need to vote again by ballot unless you wish to change your vote. If anyone has not voted by proxy or wishes to change their vote, please raise your hand to request a ballot. If there are any questions about any of these procedures or proceedings, we will be happy to help. Please raise your hand if you have a question.
[If any shareholder asks to speak or ask questions with regard to any of the matters to be voted on, allow brief remarks or questions.]
Again, has anyone present not voted by proxy or does anyone want to change a vote and need a ballot? (If people need ballots, have Charlie distribute them) Once your ballot is completed, please pass your ballots to the end of each aisle so Charlie can collect them.
[Pause]
The time is XX:XX, and I now declare that the polls are closed.
As usual, the remainder of the meeting consists of a brief presentation from some of our executive officers followed by a question and answer session in which shareholders are invited to participate.
I would like to remind you that certain statements made here this morning may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

I will begin with some brief comments regarding our fiscal 2015 results and outline our performance goals for fiscal 2016. After that a few of our senior officers will provide more detail on the past year’s performance.

[Pause]
[Dim the lights]

SLIDE 2— Pizza Delivery

Fiscal 2015 proved to be another successful year for Casey’s. Our sales in all categories continued to set the pace for the industry. As shareholders you are well aware of the success the Company has achieved in growing the business, and ultimately growing our investment, as we have all seen from our recent stock price.

We are pleased with the performance of multiple store-level initiatives gaining much more from our existing store base. These initiatives include converting stores to 24 hour operations, adding pizza delivery services and performing major remodels, all of which continue to drive sales growth. We are also in the process of adding online pizza ordering capabilities to all of our stores and expect to have this project completed by the end of this calendar year.

The fuel saver program has been so successful with Hy-Vee that we are currently seeking new partners to expand that program even further. We do have a few small partnerships underway, and hope to add more.

We are also focused on driving new business through new store construction and acquisitions. During the last fiscal year we built 45 new stores, acquired an additional 36 stores, and also replaced 27 stores. We finished the fiscal year with a store count of 1,878 stores.

Slide 3 – Terre Haute

During fiscal 2015 the Company completed a 40,000 square foot addition to our Distribution Center here in Ankeny. Also, the construction of our second distribution center in Terre Haute, Indiana, is going very well, and we expect to have it up and running in February 2016. Not only will these two projects allow us to more efficiently distribute goods to our existing stores, it will enable us to look to new geographical territories to build and buy additional stores.

As you can see this is an exciting time to be a Casey’s shareholder. Let me now present our goals for fiscal 2016.

SLIDE 4– FISCAL 2016 GOALS

Our goals are as follows:

•	Increase same-store grocery & other merchandise sales 6.2% with a margin of 32.1%

•	Increase same-store prepared food & fountain sales 10.4% with a margin of 60.8%

•	Increase same-store fuel gallons 2% with a margin of 16.7¢ per gallon

•	Build or acquire 75 to 113 stores. Replace 10 stores and remodel 100 existing stores.

(pause)

Our leadership team is excited about our many initiatives and our momentum going into fiscal 2016. Thank you for your investment in our company and rest assured our more than 32,000 Casey’s employees are focused on driving profitable growth and continuing our strong legacy of building shareholder value.

Slide 5 – Casey’s logo
Next, our President and Chief Operating Officer, Terry Handley, is going to share more detailed information about the fiscal 2015 performance of Casey’s three business categories and also update you on our first quarter performance for fiscal 2016.
[Terry]
Thank you, Bob.
SLIDE 6 —Fuel CHART
In fiscal 2015, same-store gallons were up 2.6% with an average margin of 19.3 cents per gallon. Total gallons sold were up 9.1% to 1.8 billion, and gross profit from fuel sales was $351 million, up 31.1% from the previous fiscal year.
Same store gallons sold benefited from lower retail fuel prices. The steady fall in wholesale cost during the back half of the fiscal year, along with favorable renewable fuel credit values enabled us to achieve a record fuel margin during fiscal 2015.
SLIDE 7 — Q1 FUEL CHART

For the first quarter of fiscal 2016, same-store gallons sold were up 3.4% with an average margin of 17.5 cents per gallon, both above our 2016 fuel category goals. Sales continue to benefit from lower retail fuel prices, and the margin continues to benefit from volatile wholesale costs. As Bob mentioned earlier we also plan to add more partners to our fuel saver initiative throughout fiscal 2016. Total gallons sold for the quarter were up 8% to 501 million gallons.
[Pause]
SLIDE 8 —G&OM CHART
Our fiscal 2015 goal for Grocery and Other Merchandise was to increase same-store sales 5.3% with an average margin of 32.1%. For the year, same-store sales rose 7.8% and we met the margin goal at 32.1%. Total sales finished at $1.8 billion and gross profit rose over 13% to $576 million.
We experienced significant improvement in the cigarette area during fiscal 2015. Premium cigarette sales were up, due in part to lower fuel prices. We believe it is important to remain competitive on cigarette pricing to retain, and possibly grow market share.
Beer and beverages also did well in fiscal 2015. These areas were aided by several operational initiatives such as converting stores to 24 hours a day, and performing major remodels that add cooler doors and walk-in beer caves.
SLIDE 9—Q1 G&OM CHART
For the first quarter of fiscal 2016, same-store sales for Grocery & Other Merchandise were up 7% with an average margin of 32.6%, both ahead of our annual goals. Cigarettes continued their favorable trend throughout the quarter. Total gross profit increased 10.2% to $172 million and total sales rose 10% to $527 million.
[Pause]
SLIDE 10 —PF&F CHART

The prepared food category performed well in fiscal 2015. Same-store sales were up 12.4% with an average margin of 59.7%. Total sales were up 18.5% to $781 million, while gross profit dollars rose 15.7% to $466 million.

SLIDE 11 — Q1 PF&F CHART

The strong performance continued into fiscal 2016. First quarter same-store sales were up 10.3% with an average margin of 62.5%. Total sales for the category were up 14.8% to $223 million, and gross profit increased nearly 20% to $140 million.
SLIDE 12— Online Ordering
The Company is focused on driving business to this high margin category and we are encouraged by the positive impact of several initiatives driving sales. A major remodel enables us to offer our made-to-order sub-sandwich program, and also significantly enhances the coffee offering.
We are committed to expanding our pizza delivery service, particularly to those stores located in more populated areas, and we plan to have online ordering available in all stores by the end of the calendar year.
Overnight demand for pizza appears strong as 24-hour conversions continue to enhance the performance of the prepared food category. We are always seeking opportunities to attract new customers.
[Pause]
SLIDE 13—CASEY’S LOGO
I will now turn the podium over to Bill Walljasper, our Chief Financial Officer and investor relations contact. Bill will talk with you about Casey’s financial condition in fiscal 2015 and expectations for fiscal 2016.
[Bill]
SLIDE 14—BALANCE SHEET CHART

Thank you Terry. On April 30, 2015, cash and cash equivalents totaled $49 million. Our long-term debt, net of current maturities was $838 million. Our debt to EBITDA ratio at the end of the year was at 1.8 times, which is one of the lowest ratios in the convenience store industry. During fiscal 2015, shareholder equity increased to $875 million. Our strong balance sheet gives us the financial flexibility to take advantage of acquisition opportunities, build more stores, or evaluate any other strategic initiative that would drive shareholder value.

SLIDE 15—STRATEGIC INITIATIVES
In fiscal 2015, operating expenses increased 12% to $960 million. The majority of the expense increase was associated with new, acquired and replaced stores, as well as implementing the strategic initiatives mentioned earlier. As of July 31st, we have 906 stores operating 24 hours a day, 337 stores offering pizza delivery, and 258 stores that have undergone a major remodel. As mentioned earlier, the Company is very excited about the potential of these initiatives and will continue to roll them out in a disciplined manner.
Cash flow from continuing operations was $342 million in fiscal 2015, while capital expenditures were $402 million.
SLIDE 16—FY16 CAPITAL EXPENDITURE BUDGET CHART
Our strong financial performance and conservative balance sheet enables us to continue to invest in our business. Our fiscal 2016 capital expenditure budget includes $208 to $300 million for new store construction and acquisition activity and $28 million for replacement activity. Due to the acceleration of our major remodel initiative, we expect capital expenditures of $125 million for maintenance and remodeling. We also expect to invest $40 million for our distribution center project and $35 million for transportation and information systems, for a total capital budget range of $436 to $528 million.
[Pause]
SLIDE 17—STOCK PRICE PERFORMANCE CHART
We currently have 13 sell-side analysts covering our Company and we believe the investment community is pleased with our operational performance. Our stock price performance certainly reflects that positive sentiment. Since 2010 our stock price has posted a compounded annual growth rate of 17%, and we crossed above the $100 per share mark for the first time in our Company’s history.

SLIDE 18—DIVIDEND CHART
Casey’s also believes it is important to grow the dividend along with the business. At the June meeting, the Board of Directors increased the quarterly dividend to $0.22 per share, a 10% increase from the quarterly dividend a year ago. This marks the 16th consecutive year that the dividend has been increased. Given the share price accretion and dividend growth, the Company has provided a 125% total return over the last five years to our shareholders.

Let me close by saying the entire management team is committed to meeting the performance goals for fiscal 2016 and will continue to be focused on driving shareholder value in the future.
[Pause]
Now let me turn the podium back over to Bob.
[Bob] [Bring up the lights]
SLIDE 19—CASEY’S LOGO—LAST SLIDE
You have already met Terry and Bill, and now I would also like to introduce the rest of the management team.
Sam Billmeyer—Sr. V.P.–Logistics & Acquisitions.
Julie Jackowski—Sr. V.P. Corporate General Counsel
Jay Soupene – Sr. V.P. of Store Operations
Darryl Bacon—V.P.–Food Service
Jay Blair – V.P. Transportation and Distribution
Hal Brown—V.P.–Support Services

Bob Ford—V.P.–Store Operations
Deborah Grimes – V.P – Fuel Procurement and Delivery
Brian Johnson – V.P. – Finance and Corporate Secretary
James Pistillo – V.P.-Accounting and Treasurer
Mike Richardson—V.P.–Marketing and Advertising
Rich Schappert, VP – Information Technology
Cindi Summers, VP –Human Resources
Please join me in applauding this outstanding group of leaders. [Step away from the lectern, lead applause, return, and continue.]
The management team and I will be glad to answer any other questions you may have.
[Bob facilitates the Q&A session—when there are no further questions, he closes the meeting.]
[Bob]
Before we adjourn, I note that, based on a preliminary vote count provided by Computershare Trust Company, our shareholders have elected all three of the nominees . In addition, the ratification of the appointment of KPMG as independent auditor and the compensation of our named executive officers have also been approved.
If there is no further business to come before this meeting, I declare we are adjourned.
As you’re leaving, feel free to pick up a copy of the fiscal 2015 annual report and this fiscal year’s first quarter press release.

On behalf of our Board and all Casey’s employees, thank you for attending today and we look forward to seeing you again next September.